Exhibit 99.1

FOR IMMEDIATE RELEASE
CDI Contact:	Big Fish Contact:
Courtney Yopp Norris	Susan Lusty
(502) 636-4564 (office)	(206) 269-3672
(502) 432-2796 (mobile)	Susan.Lusty@bigfishgames.com
Courtney.Norris@kyderby.com

Churchill Downs Incorporated To Acquire Big Fish Games

•	One of largest producers and distributors of mobile and online games in the world

•	Big Fish Games – A top-grossing mobile game publisher worldwide

•	Big Fish Casino – A top-grossing mobile social casino game worldwide

LOUISVILLE, Ky. (November 12, 2014) – Churchill Downs Incorporated (NASDAQ: CHDN) (CDI) and Big Fish Games, Inc. (Big Fish), one of the world’s largest producers and distributors of mobile and online games, today announced they have entered into a definitive merger agreement under which CDI will acquire all of the outstanding stock and equity interests of the privately held Big Fish.

The transaction is structured on a cash-free/debt-free basis and is valued at up to $885 million, including a base consideration of $485 million and a potential earn-out payment of up to $350 million based on 2015 Adjusted EBITDA, and a potential bonus payment to the founder and current Chief Executive Officer of Big Fish, Paul Thelen, of $50 million based on 2016 bookings. The purchase price will be paid in cash, except for approximately $15 million paid in CDI common stock to Paul Thelen.

The upfront payment represents a multiple of approximately 8.5-times Big Fish’s Adjusted EBITDA (including an adjustment for changes in deferred revenue) for the trailing twelve months ended September 30, 2014 of $57.3 million. The earn-out payment will be calculated by applying a multiple of 9-times the increase in calendar year 2015 Adjusted EBITDA over a base value of $51.2 million, except that for purposes of the earn-out calculation the adjustment for change in deferred revenue will be reduced by subtracting expected costs associated with such deferred revenue.

The merger, which has been approved by the Boards of Directors of both companies, is conditioned upon receipt of required regulatory approvals and other customary closing conditions. Subject to the satisfaction of these conditions, the transaction is expected to close by the end of the year.

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“The acquisition of Big Fish and our entry into the rapidly growing mobile and online games industry gives us new products, new customers, new geographies and new sizeable growth opportunities,” said Bill Carstanjen, Chief Executive Officer of CDI. “While many will view this transaction as a logical extension to what we currently do with Twinspires.com, what is most important to us are the strong team and the processes and capabilities that have been built by Big Fish in Seattle, Oakland, and Luxembourg. We are excited to announce this transaction and believe we will do great things together.”

Paul Thelen, Big Fish’s founder and CEO said, “We are extremely proud of the company we have built over the last twelve years. Churchill Downs is a company with a commitment to interactive entertainment and a track record of growth and performance. We believe Big Fish is now positioned to become an even greater force in the casual, mid-core and social casino mobile and online games industry. Churchill Downs is a great cultural fit for us and we are thrilled to be joining the Churchill Downs family.”

Goldman Sachs is acting as financial advisor and Sidley Austin LLP is acting as legal advisor to CDI. JPMorgan is acting as lead on the financing of this transaction.

Qatalyst Partners LP is acting as financial advisor and Perkins Coie LLP is acting as legal advisor to Big Fish on this transaction.

CONFERENCE CALL

A conference call to discuss this transaction is scheduled for Thursday, November 13, 2014 at 9:00 a.m. E.S.T.

Investors and other interested parties may listen to the conference call by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com, or by dialing (877) 372-0878 and entering the pass code 35368078 at least 10 minutes before the beginning of the call. International callers should dial (253) 237-1169.

An Investor Presentation to be discussed on the conference call tomorrow morning will be made available on our website at http://www.churchilldownsincorporated.com at least one hour prior to the scheduled start of the call.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in

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the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel or gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana and Ohio law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the inability of our Online Business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic or anticipated levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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